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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form SB-2 of Commerce Casualty Group, Inc. (the "Company") of our report dated April 17, 1998 on the Financial Statements of the Company for the years ended as of December 31, 1996 and 1997. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.

                                          KILLMAN, MURRELL & COMPANY, P.C.

                                          Certified Public Accountants

Dallas, Texas
August 11, 1998